UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WPS, Inc.
(Exact Name of registrant in its charter)

Nevada	3452	36-4645325
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

525 W. Allen Ave., Unit 9
San Dimas, CA 91773
(909) 599-9415 Voice (909) 542-9416 Fax
(Address and telephone number of principal executive offices)

Nevada Business Development Corporation Attn: R. Brumbaugh 5070 Arville St., Suite 7
Las Vegas, Nevada 89118 Telephone: (626) 429-9634
Fax: (702) 988-4250
(Name, address and telephone number of agent for service)

Copies to: Nevada Business Development Corporation
Attn: R. Brumbaugh 5070 Arville St., Suite 7
Las Vegas, Nevada 89118 Telephone: (626) 429-9634
Fax: (702) 988-4250

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.
Large accelerated filer [  ]     Accelerated filer [  ]     Non-accelerated filer [  ]     Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Tile of each class of securities to be registered (1)	Dollar amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock (par value $0.001)	$50,000.00	$0.05	$50,000.00

(1)	This registration statement covers the sale by the Company of up to an aggregate of 1,000,000 shares of WPS, Inc. common stock.
(2)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed.

The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.  There is no established public market for WPS, Inc. and WPS, Inc. is not currently listed or quoted on any quotation service.  The offering price has been arbitrarily determined.

There can be no assurance that WPS, Inc.’s common stock will ever be quoted on any quotation service or that any market for its stock will ever develop.  This offering is self-underwritten.  Shares will be sold by WPS, Inc.’s sole officer and director without the use of an underwriter.

We currently have no public market for our common stock and do not know if one shall ever develop.

Prospectus

WPS, Inc.

1,000,000 Shares of Common Stock

$0.05 per share

Investing in WPS, Inc. common stock involves risks which are described in the “Risk Factors” section within this Prospectus.

WPS, Inc. (“WPS” or the "Company") is offering on a best-efforts basis a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Guillermo Pina, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to WPS, Inc., which shall open a separate bank account for deposit of the proceeds until the Minimum Offering has been reached.  All subscription funds will be held in a non-interest or minimum interest bearing account pending the achievement of the Minimum Offering and no funds shall be released to the WPS, Inc. general operating account until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

This offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for WPS, Inc.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	250,000	$12,500	$0.00	$12,500
Maximum	1,000,000	$50,000	$0.00	$50,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is August 17, 2009

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION

Company Business Overview

WPS, Inc. ("WPS" or the "Company"), was incorporated in the State of Nevada on November 17, 2008.

WPS, Inc. is a Nevada corporation and developmental stage company with a principal business objective of providing competitively priced, premium quality commercial grade fasteners made from a variety of materials, including but not limited to steel, stainless steel, brass and nylon,  In addition, WPS can provide to its customers pipe and pipe fittings in galvanized, black iron, stainless steel and brass, electrical products such as tape, terminals, connectors and fuses, and tools, nylon cable ties, drills and drill bits.  The primary goal of WPS is to achieve a consistent, optimum balance of quality and price with industry leading customer service provided by knowledgeable and dedicated sale associates.  From a strategic standpoint, the intent of WPS is to expand its name recognition and build brand recognition with a consistent marketing campaign, a comprehensive website presence, building close ties with critical suppliers, membership and participation in business and professional associations and to take advantage of networking opportunities that will enhance our market share.  Our company commitment is to lead our industry with the highest quality product and customer support.

We are a small, start-up company that lacks a stable customer base.  Since our inception on November 18, 2008 to the present, we have generated only nominal revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales that we expect to generate in that time period will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to obtain such financing.  We cannot assure you that any financing can be obtained or, if obtainable, that it will be on reasonable acceptable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus and closure of the offering.

Personnel

WPS, Inc. currently has one individual acting as the sole officer and director of the company.  This individual allocates time and personal resources to the Company on a part-time basis.

Outstanding Shares

As of the date of this prospectus, WPS has 2,150,000 shares of $0.001 par value common stock issued and outstanding to two shareholders.

Corporate Information

WPS, Inc.’s operations and corporate offices are located at 525 W. Allen Ave., Unit 9, San Dimas, CA 91773, with a telephone number of (909) 599-9415.

Fiscal Year end

WPS, Inc.’s fiscal year end is December 31.

The Offering

WPS, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to WPS, Inc. and will be deposited in a non-interest or minimum interest bearing bank account opened specifically for the purposes of this offering, until such time as the minimum offering proceeds are raised.  No interest shall be paid to any investor. All subscription agreements and checks are irrevocable and should be delivered to WPS, Inc., at the address provided on the Subscription Agreement.  Failure to do so may result in checks being returned to the investor who submitted the check.

All subscription funds will be held by WPS, Inc. pending the achievement of the Minimum Offering and no funds shall be released to WPS, Inc. general account until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company once they have cleared the bank.  The offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

WPS, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

WPS, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations:

			From
	For the	For the	Inception on
	Three Months	Six Months	November 17,
	Ended	Ended	2008 Through
	June 30,	June 30,	June 30,
	2009	2009	2009

REVENUES	$341	$341	$341

COST OF SALES	279	279	279

GROSS PROFIT	62	62	62

OPERATING EXPENSES

General and administrative	2,102	2,102	4,252

Total Expenses	2,102	2,102	4,252

LOSS FROM OPERATIONS	(2,040)	(2,040)	(4,190)

OTHER EXPENSES

Interest expense	-	-	-

Total Other Expenses	-	-	-

LOSS BEFORE INCOME TAXES	(2,040)	(2,040)	(4,190)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(2,040)	$(2,040)	$(4,190)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	2,150,000	2,150,000

Balance Sheet

ASSETS

	June 30,	December 31,
	2009	2008
	(unaudited)

CURRENT ASSETS

Cash	$249	$-

Total Current Assets	249	-

TOTAL ASSETS	$249	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-	$-
Note payable related party	2,000	-

Total Current Liabilities	2,000	-

Total Liabilities	2,000	-

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock; 70,000,000 shares authorized, at $0.001, 2,150,000 shares issued
and outstanding, respectively	2,150	2,150
Additional paid-in capital	289	-
Deficit accumulated during the development stage	(4,190)	(2,150)

Total Stockholders' Equity (Deficit)	(1,751)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$249	$-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This Prospectus contains these types of statements.  Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this Prospectus, as well as any cautionary language in this Prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

RISK FACTORS

Investment in the securities offered herein is speculative and involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this Prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing.  Any of the following risks could have a material adverse effect on the Company’s business, financial condition,  operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment.  When determining whether to invest, you should also refer to and consider the other information in this Prospectus, including, but not limited to, the financial statements and related notes.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects.  Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions.  The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document.  Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve known and unknown risks and uncertainties.  In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected.  In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document.  In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

WPS, Inc.’s operations depend solely on the efforts Guillermo Pina, the sole officer and director of the Company.  Mr. Pina has no experience related to public company management.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements.  The Company cannot guarantee that it will be able overcome any such obstacles.

Guillermo Pina, our sole officer and director, is involved in other employment opportunities and may periodically face a conflict in selecting between WPS, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Mr. Pina to other pursuits without a sufficient warning, WPS may, consequently, go out of business.

The following are risk factors which are directly related to the Company’s business, financial condition and this offering.  Investing in our securities involves a high degree of risk and you should not invest in these securities unless you can afford to lose your entire investment.  You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this Prospectus.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced business operations and have earned only nominal revenues to date.  We possess no significant operating history nor do we have any experience in managing a public company.  There is no assurance as to successful operations by us.  It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of new business.  An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces.  Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations.  These include, but are not limited to, an unstable economy, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unknown or unexpected additional costs and expenses that may exceed current estimates.  Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application.  There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

WE MUST RAISE THE MAXIMUM AMOUNT IN THIS PROSPECTUS OR INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

If we are unsuccessful in raising the maximum amount from this offering for our operations, we may be unable to pay our minimum operating expenses for the next 12 months and, unless we have additional financial contributions from our principal, we may be forced to temporarily or permanently cease our operations.  This may result in investors losing their entire investment.  Our sole officer and director has not made any financial commitment to the Company in the event the Company does not raise the maximum amount in this Prospectus.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources and require substantial capital to fund the Company.  To date, we have funded our operations with limited initial capital and have not generated sufficient funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

The present management owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares are purchased in this offering.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that we will be successful in accomplishing our objectives.

As of the date of this Prospectus, we have had only limited start-up operations and have only generated limited revenues while incurring substantial start-up costs.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern.  See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this Prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OR SEVERELY
RESTRICT  OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in our chosen business area.  In the opinion of our management, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the maximum offering is achieved.  However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock is currently held by the management of the Company.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no public market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB or any other market.  If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined.  In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein.  Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

WHEN AND IF WE APPLY FOR QUOTATION ON THE OTCBB, THE PROCESS CAN BE TIME CONSUMING AND WE COULD ULTIMATELY FAIL TO ACHIEVE A QUOTATION.  IF OUR STOCK DOES NOT BECOME QUOTED ON THE OTCBB OR WE FAIL TO MAINTAIN OUR LISTING ONCE QUOTED, YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT.

Although we intend to apply for quotation on the OTCBB, we have no estimate as to when we might begin the process, which can ultimately be time consuming and may not be successful.  In order to be quoted on the OTCBB, we are required to be a reporting company and we must find a broker who will submit a Form 211 application to FINRA.  We will be a reporting company if our registration statement is declared effective by the SEC.  We will not make our application until that happens and we cannot predict how long it will take us to go through the registration process.  Additionally, we cannot predict how long it will take to achieve a quotation once the application is submitted.  Once we are quoted, we must continue to meet our filing obligations under the 1934 Act to maintain our quotation and such filings must be filed in a timely manner in order to avoid a temporary suspension in trading or a delisting.  Therefore, if our stock does not become quoted on the OTCBB, or if it takes a long time before it is quoted on the OTCBB, or if a market fails to develop once it is quoted on the OTCBB, or if we are suspended from quotation on the OTCBB, you will have difficulty liquidating your investment.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK SO CONSEQUENTLY YOUR ABILITY TO ACHIEVE A RETURN ON YOUR INVESTMENT WILL DEPEND ON APPRECIATION IN THE PRICE OF OUR COMMON STOCK.

Potential investors should not anticipate receiving any dividends from our common stock.  We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends.  This lack of dividend potential may discourage potential investors from purchasing our common stock.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

The present management acquired a total of 2,000,000 restricted shares of our common stock at a price valued at the par value of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008.  Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144.  Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”).  Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act.  As such, all restricted securities presently held by the founder(s) of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by the present management of the Company, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its present management, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of the present management.  The Company has no other full or part-time individuals devoted to the development of our Company.  Furthermore, the Company does not maintain key man life insurance.  Without an employment contract, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

The present management is involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we all or part of the present management to other pursuits we may be forced to terminate our operations.

OUR MANAGEMENT WILL HAVE BROAD DISCRETION OVER THE USE OF THE PROCEEDS WE RECEIVE IN THIS OFFERING AND MIGHT NOT APPLY THE PROCEEDS IN WAYS THAT MAXIMIZE THE VALUE OF YOUR INVESTMENT.

Once this offering is complete, it is possible that our management may decide not to spend any of the proceeds in a way that increases the value of your investment.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this Prospectus, we have commenced operations and generated limited revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR MANAGEMENT WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS OR MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of the present management of the Company, which has no experience related to public company management. Because of this, we may be unable to offer and sell the shares in this offering or develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

The present management is involved in other business opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose the present management to other pursuits, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales or marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain marketing relationships on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

IF OUR COMPUTER SYSTEMS AND INTERNET INFRASTRUCTURE FAIL, WE WILL BE UNABLE TO EFFICIENTLY CONDUCT OUR BUSINESS.

The performance of our computer hardware and the internet infrastructure upon which it relies is or will be critical to attract web viewers and eventually, new customers.  Any system failure that causes an interruption in service or a decrease in responsiveness of our proposed web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  Additionally, our computers may be vulnerable to viruses, unauthorized intrusions, physical tampering and similar disruptions, as well as normal, yet equally unpredictable equipment failures. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, resulting adversely on our operations and financial condition.  Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

FOR ALL THE AFOREMENTIONED REASONS AS WELL AS OTHER REASONS NOT SET-FORTH HEREIN BECAUSE THEY ARE OR MAY BE UNFORESEEN OR SEEMINGLY UNLIKELY, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

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ITEM 4 - USE OF PROCEEDS

USE OF PROCEEDS

Without realizing the maximum offering proceeds, we may not be able to fully implement our business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the event that the Offering does not reach the maximum and the total proceeds are less than those indicated “Maximum” column in the table, the Company will have the discretion to apply the available net proceeds to various indicated uses, substantially within the dollar amounts established in the table below.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	12,500	100.00	25,000	100.00	50,000	100.00

Offering Expenses
Legal and professional fees	500	4.00	500	2.00	500	1.00
Accounting fees	2,000	16.00	2,000	8.00	2,000	4.00
Escrow Fees	-	-	-	-	-	-
Total Offering Expenses	2,500	20.00	2,500	10.00	2,500	5.00

Net Proceeds from Offering	10,000	80.00	22,500	90.00	47,500	95.00

Use of Net Proceeds
Accounting fees	2,000	20.00	2,000	8.88	2,000	4.23
Legal and professional fees	500	5.00	500	2.22	500	1.00
Printing Equipment	-	-	1,000	4.44	2,000	4.23
Printing Supplies	-	-	1,000	4.44	2,000	4.23
Part Time Employee	-	-	-	-	5,000	10.52
Sales and marketing	-	-	7,000	31.14	10,000	21.05
Working capital (1)	7,500	75.00	11,000	48.88	26,000	54.74

Total Use of Net Proceeds	10,000	75.00	22,500	90.00	47,500	95.00
Total Use of Proceeds	12,500	100.00	25,000	100.00	50,000	100.00

Notes:

(1)  The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

The allocation of the net proceeds of the Offering set forth above represents the Company’s best estimates based upon its current plans and certain assumptions regarding the industry and general economic conditions.  The Company reserves the right to change the use of the proceeds based on industry conditions, the Company’s needs and the general economic conditions.

ITEM 5 – DETERMINATION OF OFFERING PRICE

Determination of the Offering Price

As of the date of this prospectus, there is no public market for our common stock.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value and should not be considered an indication of the actual value of our company or our shares of common stock. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, the general condition of the securities market and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid.  There is no assurance that an active market will ever develop in our securities.  You may not be able to resell any shares you purchase in this Offering.  Our common stock has never been traded on any exchange or market prior to this Offering.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $47,500 or $0.014 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.036 per share while our present stockholders will receive an increase of $0.01395 per share in the net tangible book value of the shares they hold. This will result in a 72.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.00005	$0.00005

Book Value Per Share After the Offering	$0.00421	$0.01511

Net Increase to Original Shareholders	$0.00416	$0.01506

Decrease in Investment to New Shareholders	$0.04579	$0.03489

Dilution to New Shareholders (%)	91.58%	69.78%

ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  The shares herein shall be offered on a self underwritten basis which means that it does not involve the participation of an underwriter or broker and will be conducted solely by the officer and director of the Company, who is exempt from broker-dealer registration.  Our common stock is currently held by two (2) shareholders of record.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealer with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor or that we will be successful.  In the absence of listing, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  As a result, investors may be unable to sell their shares at all or unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of our sole officer and director.  Potential investors include, but are not limited to, family, friends and acquaintances of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  In the Company’s endeavors to sell this offering it will not use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of our securities will be transmitted immediately into a separate bank account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

No one will receive any commission for any sales originated on the Company’s behalf.  We believe that our sole officer and director is exempt from registration as a broker under the provisions of Rule 3a4-1, et seq, as promulgated under the Securities Exchange Act of 1934.  In particular, as to our sole officer and director, he:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation; and

2.    Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.    Is not an associated person of a broker or dealer; and

4.    Meets the following conditions:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and

b.  Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months;  and

c.  Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within rule 415 registration.

No officer or director of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have made a good faith attempt to comply or have a good faith belief that no registration or qualification is required.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to WPS, Inc. and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  Failure to reach the Minimum Offering will result in checks being returned to the investor, who submitted the check.  No interest will be paid to any shareholder.  All subscription agreements and checks, once accepted, are irrevocable.   All subscription funds will be held in the bank pending achievement of the Minimum Offering and no funds shall be released to the WPS, Inc. general account until such a time as the minimum proceeds are raised.  Once the Minimum Offering has been achieved and the funds released to the WPS, Inc. general account, WPS, Inc. will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved, the Company terminates the offering, or a period of 180 days from the effective date of this offering expires (unless an additional 180 days applies, if so extended by the Company), whichever event first occurs.  Thereafter, this escrow agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days, if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99.2] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable once accepted by the Company.  The Company expressly reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within ten (10) business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once the Company accepts a subscription, the subscriber cannot withdraw it.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

WPS, Inc. is authorized to issue 75,000,000 shares of common stock, $0.001 par value.  The company has issued 2,150,000 shares of common stock to date held by two (2) shareholders of record.

The holders of WPS, Inc.’s common stock:

1.  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.  Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.  Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.

Preferred Stock

No preferred stock has been issued, nor is any issuance contemplated or pending at this time.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Preemptive Rights

No holder of any shares of WPS, Inc.’s stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of WPS, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, WPS, Inc. has never declared nor paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other pertinent factors.  The Company does not anticipate declaring any stock or cash dividends on our common and preferred (should any be issued) stock in the foreseeable future.

Market Information

There is no publically traded market for our stock.

Effect of Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Reports

After this offering, WPS, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Randall V. Brumbaugh was retained solely for the purposes of (1) rendering the legal opinion on the validity of the common stock to be issued pursuant to this Registration Statement, attached as an exhibit hereto.  As payment for such services, the Law Office of Randall V. Brumbaugh was paid a total of $500.00.  The Law Office of Randall V. Brumbaugh has a business address of 417 W. Foothill Blvd., Suite B-175, Glendora, California.  The Law Office of Randall V. Brumbaugh  is not receiving any contingent interest, fee or shares in the Company other than what has been expressed herein.

The Law Office of Randall V. Brumbaugh may be retained for additional legal services in the future at fees to be agreed upon.

The financial statements of WPS, Inc., as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board.  The audit firm that has provided the audited financials is Arshad M. Farooq, JD, CPA with a business address of 201 N. Palomares St., Pomona, California.  Said firm has or will be paid the sum of $1,500.00 for the work performed to date.  Mr. Farooq is not receiving any contingent interest, fee or shares in the Company other than what has been expressed herein.

Mr. Farooq may be retained for additional audit and/or review services in the future at fees to be agreed upon.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected.  As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and/or other advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

WPS, Inc. ("WPS" or the "Company"), incorporated in the State of Nevada on November 17, 2008 under the same name.  WPS, Inc. is a developmental stage company with a principal business objective of providing competitively priced, premium quality commercial grade fasteners made from a variety of materials, including but not limited to steel, stainless steel, brass and nylon.  In addition, WPS can provide to its customers pipe and pipe fittings in galvanized, black iron, stainless steel and brass, electrical products such as tape, terminals, connectors and fuses, as well as tools common to the industry, nylon cable ties, drills and drill bits.  The primary goal of WPS is to achieve a consistent, optimum balance of quality and price with industry leading customer service provided by knowledgeable and dedicated sale associates.  From a strategic standpoint, the intent of WPS is to expand our name recognition and build brand recognition with a consistent marketing campaign, a comprehensive website presence, building close ties with critical suppliers, membership and participation in business and professional associations and to take advantage of networking opportunities that will enhance our market share.  Our company commitment is to lead our industry with the highest quality product and customer support.

The Company’s web site has not been launched nor has it been advertised or promoted as yet.

Since inception, we have generated nominal revenues and have incurred a cumulative net loss as reflected in the financial statements.

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

The Company does not plan on conducting any research and development.

The Company does not anticipate any material acquisition of plant and equipment.

WPS, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any significant revenues.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 6 to 12 months.

WPS, Inc.’s fiscal year end is June 30.

Facility

The Company currently maintains its operations and corporate offices in an office/warehouse facility of approximately 1,000 square feet,  located at 525 W. Allen Ave., Unit 9, San Dimas, California 91773, with a telephone number of (909) 599-9415 and a fax number of (909) 542-9416.

This facility is currently being provided rent free by Guillermo Pina, the sole officer and director of the Company.

Employees

The Company does not presently have any full or part-time employees.  The sole officer and director of the Company is providing time as necessary for the development of the Company.

WPS, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time.  Our operations are currently on a small scale and, it is believed, manageable by the present management.  The responsibilities are mainly administrative at this time, as our operations are minimal.

Product and Product Development

Present Products.  WPS, Inc. does not presently manufacture any products.  WPS, Inc. is a distributor of competitively priced, premium quality commercial grade fasteners from a variety of materials, including but not limited to steel, stainless steel, brass and nylon.  In addition, WPS can provide to its customers pipe and pipe fittings in galvanized, black iron, stainless steel and brass, electrical products such as tape, terminals, connectors and fuses, as well as tools common to the industry, nylon cable ties, drills and drill bits

Future Products and Services.  WPS, Inc. anticipates future products and services to include all types of weather capable adhesives, the means to provide mobile welding services and mobile engine service and repairs.  In addition, WPS, Inc. will explore the possibility of becoming a manufacturer of the types of fasteners most commonly provided to its customers.

For additional future product distribution, WPS, Inc. will explore providing OEM products and fulfilling government, institutional and military requirements.

Sales and Marketing Strategy

WPS, Inc.’s main focus of effort will be on a long-term approach of communicating an unambiguous, attractive, creative marketing campaign, designed to resonate with the strongest key prospects for sales and service.  This marketing undertaking will specifically identify WPS, Inc. to the marketplace end-user and will communicate a clear message of the incredible qualities and advantage that WPS, Inc. offers for the benefit of the consumer.  WPS, Inc. believes in the lifetime value of a customer rather than the instant gratification of a quick sale.

As a marketing multiplier, WPS will actively engage in building close ties with critical suppliers and membership and participation in business and professional associations in order to develop and exploit networking opportunities that will enhance our market exposure.  We also intend to emphasize and tout our company commitment to lead our industry with the highest quality customer support.

When resources become available, we intend to engage the services of a qualified product sales development consultant to cultivate plans for further developing and expanding our marketing strategy and sales exposure.

Our sales and marketing strategy and the efforts we will undertake to market and sell our products will be the results of the efforts conducted solely by the Company management.  We have not received any independent evaluation of our strategy and there can be no assurance that our strategy is an accurate or prudent assessment of the competitive conditions in today’s economic climate and our chosen industry in particular.

Competitor Analysis

No formal study has been commissioned or initiated to analyze the competition that the Company will or may face.  The Company’s management competition analysis reveals that the fastener industry is a competitive business with competition coming from locally owned hardware stores to major companies such as Home Depot, Lowes and Ace Hardware.  All of our competitors are generally better financed, have greater name recognition and an established customer loyalty base than we are.  Our core philosophy of reliability, fair price, and offering exceptional personal customer service will distinguish our Company from the competition.  Even with the competitive nature of the business, there is an opportunity for the Company to position itself for success by recognizing and catering to an increasingly demanding customer.

Description of Property

We use a corporate warehouse/office located at 525 W. Allen Ave., Unit 9, San Dimas, CA 91773.  Guillermo Pina is presently personally leasing this location.  This facility is currently being provided to the Company free of charge by the present sole officer and director, Guillermo Pina.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

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Legal Proceedings

There are no known pending legal or administrative proceedings against the Company.

Guillermo Pina, the sole officer and director of the Company, has not been convicted in any criminal proceeding and has never been named the subject of any criminal proceeding.

Guillermo Pina, the sole officer and director of the Company, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Guillermo Pina, the sole officer and director of the Company, has not been convicted of violating any federal or state securities or commodities law and has never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

Market Price of and Dividends on the Issuer’s Common Stock

Market Information

As of the date of this prospectus, there is no public market in WPS, Inc.’s common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  WPS, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of WPS, Inc.;

2. There is currently 2,150,000 shares of our common stock held by two (2) shareholders of record.  These shares are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (2,150,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of the date of this prospectus, WPS, Inc. has 2,150,000 shares of $0.001 par value common stock issued and outstanding held by two (2) shareholders of record.

Dividends

The Company has neither declared nor paid any cash dividends.  For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends.  The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

WPS, Inc. was incorporated on November 17, 2008.  As of the date of this document, we have generated nominal revenues and substantial expenses.  This resulted in a net loss since inception, which is attributable to general and administrative expenses.  Please review the Audited Financial Statements included with the offering.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our planned principal operations.  Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering and the efforts of our management.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  The realization of revenues in the next 12 months is critically important in the execution of our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

WPS, Inc.’s management does not expect to conduct any research and development.

WPS, Inc. currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future.  The Company does not envision purchasing any significant equipment in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed.  We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

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Directors, Executive Officers, Promoters and Control Persons

Identification of Officers and Directors

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name                                Age                                Position                                                      Period of Service(1)

                      Guillermo Pina(2)                         56                President, Treasurer and Director                            Inception—Present
          Chief Executive and Accounting Officer

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2) Guillermo Pina has outside interests and obligations to other than WPS, Inc.  Mr. Pina intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, WPS, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Guillermo Pina – President, Treasurer, Chief Executive Officer, Chief Accounting Officer, and Director – Guillermo Pina has been in all facets of the fastener industry for over 30 years.  Mr. Pina has been engaged in a variety of positions within the industry including, but not limited to, the order desk, purchasing, sales, warehousing, delivery, packaging of fasteners and hardware related items and extensive handling of customer service.  In his variety of duties over the years, Mr. Pina has also overseen the accounts receivables and payables.  Mr. Pina is currently the President of a fastener company that has been in business for over 20 years.

Directorships in Other Public Companies

Guillermo Pina, the sole officer and director of the Company, has never been a director or officer of any other reporting company.

Legal Proceedings

Guillermo Pina, the sole officer and director of the Company, has never filed for bankruptcy, been convicted in a criminal proceeding, been the subject of any order enjoining him from any type of business, securities or banking activities, or ever been found to have violated any federal or state securities law.

Board Committees

WPS, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors WPS, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

Executive Compensation
Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Guillermo Pina	2008	-	-	-	-	-	-	-
Officer and Director	2009	-	-	-	-	-	-	-

Directors Compensation

Directors are not entitled to receive compensation for services rendered to WPS, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officers Compensation

Since WPS, Inc.’s incorporation on November 17, 2008, we have not paid any compensation to any officer, director or employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed.  We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plan

WPS, Inc. currently does not have existing or proposed option or SAR grants.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common Common	Guillermo Pina, Officer and Director Nevada Business Development Corporation(4)	2,000,000 150,000	93% 7%	63.5% 4.8%

Common	All Directors and Officers as a group (1 person)	2,000,000	93%	63.5%

Footnotes

(1)  The address of each executive officer and director is c/o WPS, Inc., 525 W. Allen Ave., Unit 9, San Dimas, California 91773
(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(3)  Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 3,150,000.
(4) The address of NBDC is 5070 Arville St., Suite 7, Las Vegas, NV 89118; the officers and directors of NBDC are Randall V. Brumbaugh and Yvonne D. Brumbaugh

Certain Relationships and Related Transactions

On or about November 17, 2008, Guillermo Pina, the sole officer and director of the Company, paid for expenses involved with the incorporation of WPS, Inc. with personal funds and performed services on behalf of WPS, Inc., in exchange for 2,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2).

The price of the common stock issued to Guillermo Pina was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Reports to Security Holders

1. After this offering, WPS will make available to shareholders audited annual financial reports certified by independent accountants, and may, in its discretion, make available unaudited quarterly financial reports.

2. After this offering, WPS will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials WPS files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  WPS SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, WPS, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by WPS of expenses incurred or paid by a director, officer or controlling person of WPS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, WPS will, unless in the opinion of WPS legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONSOLIDATED FINANCIAL STATEMENTS

FINANACIAL STATEMENTS

a)	Audited Financial Statements for the Period ended December 31, 2008
b)	Reviewed Financial Statements for the Period ended March 31, 2009
c)	Reviewed Financial Statements for the Period ended June 30, 2009

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WPS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2009 and December 31, 2008

WPS, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	June 30,	December 31,
	2009	2008
	(unaudited)

CURRENT ASSETS

Cash	$249	$-

Total Current Assets	249	-

TOTAL ASSETS	$249	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-	$-
Note payable related party	2,000	-

Total Current Liabilities	2,000	-

Total Liabilities	2,000	-

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock; 70,000,000 shares authorized, at $0.001, 2,150,000 shares issued
and outstanding, respectively	2,150	2,150
Additional paid-in capital	289	-
Deficit accumulated during the development stage	(4,190)	(2,150)

Total Stockholders' Equity (Deficit)	(1,751)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$249	$-

The accompanying notes are an integral part of these financial statements.
2

WPS, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)

			From
	For the	For the	Inception on
	Three Months	Six Months	November 17,
	Ended	Ended	2008 Through
	June 30,	June 30,	June 30,
	2009	2009	2009

REVENUES	$341	$341	$341

COST OF SALES	279	279	279

GROSS PROFIT	62	62	62

OPERATING EXPENSES

General and administrative	2,102	2,102	4,252

Total Expenses	2,102	2,102	4,252

LOSS FROM OPERATIONS	(2,040)	(2,040)	(4,190)

OTHER EXPENSES

Interest expense	-	-	-

Total Other Expenses	-	-	-

LOSS BEFORE INCOME TAXES	(2,040)	(2,040)	(4,190)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(2,040)	$(2,040)	$(4,190)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	2,150,000	2,150,000

The accompanying notes are an integral part of these financial statements
3

WPS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
(Unaudited)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception on November 17, 2008	-	$-	$-	$-	$-

Common stock issued for services at $0.001 per share	2,150,000	2,150	-	-	2,150

Net loss from inception on November 17, 2008 through December 31, 2008	-	-	-	(2,150)	(2,150)

Balance, December 31, 2008	2,150,000	2,150	-	(2,150)	-

Contributed capital	-	-	289	-	289

Net loss for the six months ended June 30, 2009	-	-	-	(2,040)	(2,040)

Balance, June 30, 2009	2,150,000	$2,150	$289	$(4,190)	$(1,751)

The accompanying notes are an integral part of these financial statements.
4

WPS, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

		From
	For the	Inception on
	Six Months	November 17,
	Ended	2008 Through
	June 30,	June 30,
	2009	2009

OPERATING ACTIVITIES

Net loss	$(2,040)	$(4,190)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	-	2,150
Changes in operating assets and liabilities:
Change in accounts payable	-	-

Net Cash Used in
Operating Activities	(2,040)	(2,040)

INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES

Common stock issued for cash	-	-
Contributed capital	289	289
Increase in note payable - related party	2,000	2,000

Net Cash Provided by
Financing Activities	2,289	2,289

NET DECREASE IN CASH	249	249

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$249	$249

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.
5

WPS, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2009 and December 31, 2008

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements.  The results of operations for the period ended June 30, 2009 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

           NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

 Recent Accounting Pronouncements

    In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are  available  to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

    In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. FAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of  FAS 168 to have an impact on the Company’s results of operations, financial condition or cash flows.

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•PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
•
• ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by WPS in connection with the sale of the common stock being registered. WPS has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$500
Accounting Fees	$2,000
Escrow Fees	$0
Total	$2,500

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

WPS, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. WPS indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, WPS shall indemnify any director, officer and employee as follows: Every director, officer, or employee of WPS, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of WPS, Inc. or is or was serving at the request of WPS, Inc. as a director, officer, employee or agent of WPS, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of WPS, Inc.. WPS, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of WPS, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception on November 17, 2008, WPS, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about November 17, 2008, Guillermo Pina, the sole officer and director of the Company, was issued 2,000,000 shares of common stock for services and expenses, paid on behalf of the Company, related to the incorporation of the Company.  These shares were valued at $0.001 (par value) per share or $2,000.00 in the aggregate.  This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about November 17, 2008, Nevada Business Development Corporation was issued 150,000 shares of common stock for consulting services related to the preparation and set up of the Company’s Nevada corporation, corporate minute book, corporate bylaws, and related documents and for assistance in SEC filings.  These shares were valued at $0.001 (par value) per share or $150.00 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended.  As such, no advertising or general solicitation was employed in offering any of the securities by the Company.  All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws.  The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Index of Exhibits

       Exhibit No.                                           Name/Identification of Exhibit

3.1	Articles of Incorporation filed on November 17, 2008
3.2                      Bylaws adopted on December 1, 2008

5.1                      Legal Opinion

23.1                      Consent of Attorney
23.2                      Consent of Independent Auditor re 12/31/08 Audit
23.3                      Consent of Independent Auditor re 3/31/09 Review
23.4                      Consent of Independent Auditor re 6/30/09 Review

99.2                      Subscription Agreement

[Balance of this Page Intentionally Left Blank]

ITEM 17 - UNDERTAKINGS

Undertakings

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of San Dimas, State of California on August 17, 2009.

WPS, Inc.
(Registrant)

By: /s/ Guillermo Pina
Guillermo Pina
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guillermo Pina	President and Director Chief Executive Officer	August 17, 2009
Guillermo Pina

/s/ Guillermo Pina	Secretary Chief Financial Officer	August 17, 2009
Guillermo Pina

/s/ Guillermo Pina	Treasurer Chief Accounting Officer	August 17, 2009
Guillermo Pina